Exhibit 99.1
News Release

For Immediate Release	Contact:	Bob Lougee (800) 611-8488
Thursday, March 3, 2011		bob.lougee@usamobility.com
USA Mobility Announces Acquisition of Amcom Software;
Enhances Focus in Software Solutions and Messaging
Accretive Transaction Creates Long-Term Benefits in Core Market Segments
Springfield, VA (March 3, 2011) — USA Mobility, Inc. (Nasdaq: USMO), a leading provider of wireless messaging and communications services, today announced the acquisition of Amcom Software, Inc. for $163.3 million in cash, creating a company in the forefront of mission critical unified communications. The acquisition was funded by $110.8 million of cash on hand and $52.5 million through a credit facility provided by Wells Fargo Capital Finance, LLC.
Vincent D. Kelly, USA Mobility president and chief executive officer, said, “This acquisition is about combining two leaders in mission critical communications. USA Mobility’s three primary core market segments of Healthcare, Government and Large Enterprise are exactly aligned with Amcom’s customer segment focus. USA Mobility is the undisputed leader in paging and wireless messaging — the foundation of mission critical communications today. Increasingly, however, mission critical communication is evolving. Pagers were once the lone device for urgent communications in healthcare, government, and public safety. But today’s leading organizations communicate with an ever-increasing diverse array of methods and devices. Amcom Software is a recognized leader in delivering software solutions, which enable seamless, critical communications. Amcom’s unified communications suite connects people across a universe of devices that is constantly expanding.” Kelly added: “This powerful combination creates one company at the forefront of mission critical unified communications, providing end-to-end solutions today and tomorrow so the right people get the right information on the right device at the right time.”
Benefits associated with this acquisition include:

•	Acquisition of a growing business that aligns well with USA Mobility’s market segment focus.

•	Immediate accretion to operating cash flow for USA Mobility shareholders. For calendar year 2010, Amcom’s stand-alone unaudited revenues were approximately $51 million, an increase of approximately 19 percent from 2009 levels, while its stand-alone EBITDA (earnings before interest, taxes, depreciation, amortization and accretion) was approximately $12 million, up approximately 54 percent from 2009. We expect continued growth in revenue and EBITDA from Amcom.

•	Comparable operating margins to those of USA Mobility, while materially enhancing USA Mobility’s revenue growth profile.

•	Use of our significant tax assets to increase operating cash flow as compared to a stand-alone basis.

•	Complementary products and services with a market segment focus around the Healthcare, Government and Large Enterprise business segments, allowing compelling cross-selling opportunities.

•	International market potential with existing software installations and contracts.

•	System solution enhancements and a broader/deeper portfolio of customer software solutions.

•	Strong and growing installed customer base with very high maintenance renewal rates providing strong revenue transparency.

•	Mitigation of erosion in USA Mobility’s installed paging base and establishment of a strong foundation for long-term growth.

•	Addition of a strong, disciplined and experienced management team and employee base.
Commenting further on the structure of USA Mobility post merger, Kelly said, “USA Mobility, Inc. is our parent company. USA Mobility Wireless, Inc. will remain our paging and wireless messaging subsidiary. Amcom Software, Inc. will operate as our software subsidiary. Both companies will continue to function with their existing management structures. Chris Heim, Amcom’s former chief executive officer, will continue to serve as the president of Amcom Software, Inc. and Dan Mayleben, Amcom’s former chief financial officer, will serve in the capacity of chief operating officer of Amcom Software, Inc. We are excited to have Chris, Dan and the entire Amcom team as part of our organization going forward.”
Heim stated, “This is a great fit. We bring a combined 40-plus years of experience in software solutions that help our customers run critical communications reliably, efficiently and accurately. Both Amcom and USA Mobility share the same mission. Together, we serve a tremendous need for our joint customers.”

Commenting on the combined Company’s 2011 financial profile, Kelly said: “Assuming the acquisition had occurred as of January 1, 2011, proforma revenue for the combined company would be in a range of $239 million to $255 million, operating expenses (excluding depreciation, amortization and accretion) would be in a range of $175 million to $183 million, and capital expenses would be in a range of $6 million to $9 million. This proforma financial profile is subject to revision to reflect purchase accounting adjustments and the allocation of revenues, operating expenses and capital expenses to the pre- and post-acquisition periods. Once these adjustments have been finalized, the combined financial profile for 2011 will be updated to reflect these changes.”
USA Mobility will continue to pay a quarterly recurring dividend subject to the customary quarterly review by the Company’s Board of Directors. USA Mobility remains conservatively capitalized at a leverage ratio well below 1x EBITDA, on a proforma basis. The Company plans to repay debt related to the acquisition over the next two years while maintaining its long-standing policy of returning capital to shareholders. To accelerate the repayment of debt, the Company intends to temporarily suspend its share repurchase program and will subsequently review this program by year-end 2011.
USA Mobility will file customary information on the transaction with the Securities and Exchange Commission. USA Mobility was advised by Credit Suisse Securities (USA) LLC, Moelis & Company LLC and Latham & Watkins LLP.
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USA Mobility plans to host a conference call for investors to discuss this acquisition at 10:00 a.m. Eastern Time on Friday, March 4, 2011. Dial-in numbers for the call are 913-312-1521 or 888-220-8448. The pass code for the call is 1517859. A replay of the call will be available from 3:00 p.m. ET on March 4 until 11:59 p.m. on Friday, March 18. Replay numbers are 719-457-0820 or 888-203-1112. The pass code for the replay is 1517859.
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About USA Mobility
USA Mobility, Inc., headquartered in Springfield, Virginia, is a comprehensive provider of reliable and affordable wireless communications solutions to the healthcare, government, large enterprise and emergency response sectors. As a single-source provider, USA Mobility’s focus is on the business-to-business marketplace and supplying wireless connectivity solutions to organizations nationwide. The Company operates the largest one-way paging and advanced two-way paging networks in the United States. In addition, through its Amcom Software subsidiary, it provides mission critical unified communications solutions for contact centers, emergency management, mobile event notification and messaging. USA Mobility also offers mobile voice and data services through Sprint Nextel and T-Mobile, including BlackBerry® smartphones and GPS location applications. The Company’s product offerings include customized wireless connectivity systems for the healthcare, government and other campus environments. USA Mobility also offers M2M (machine-to-machine) telemetry solutions for numerous applications that include asset tracking, utility meter reading and other remote device monitoring applications on a national scale. For further information visit www.usamobility.com and www.amcomsoftware.com.
Safe Harbor Statement under the Private Securities Litigation Reform Act: Statements contained herein or in prior press releases which are not historical fact, such as statements regarding USA Mobility’s future operating and financial performance, are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that may cause USA Mobility’s actual results to be materially different from the future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expectations include, but are not limited to, declining demand for paging products and services, the ability to continue to reduce operating expenses, future capital needs, competitive pricing pressures, competition from both traditional paging services and other wireless communications services, government regulation, reliance upon third-party providers for certain equipment and services, as well as other risks described from time to time in periodic reports and registration statements filed with the Securities and Exchange Commission. Although USA Mobility believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. USA Mobility disclaims any intent or obligation to update any forward-looking statements.
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